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                                                                    Exhibit c(4)
                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


         This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of September 15, 1997 (this "Amendment") and amends the Agreement and Plan of Merger dated as of June 25, 1997 (the "Agreement") among UNITED DOMINION INDUSTRIES LIMITED, a corporation organized under the laws of Canada ("Parent"), UD NEVADA CORP., a Nevada corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and CORE INDUSTRIES INC, a Nevada corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

                                    RECITALS:

         WHEREAS, Section 2.01 of the Agreement entitles Parent to elect to merge the Company into Purchaser and Parent has so elected; and

         WHEREAS, the parties wish to amend the Agreement to reflect any changes or modifications thereto necessary to reflect such election by Parent.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

SECTION 1.01 Notwithstanding any other provision of the Agreement, the term "Merger" shall mean the merger of the Company with and into Purchaser in accordance with Nevada Law.

SECTION 1.02 Section 2.01 of the Agreement is hereby amended and restated as follows:

                           SECTION 2.01 The Merger Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Nevada Law, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Purchaser. As a result of the Merger, the separate corporate existence of the Company shall cease and Purchaser shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue to be governed by the laws of the State of Nevada. Notwithstanding anything to the contrary contained herein, Parent may elect instead, at any time prior to the fifth business day immediately preceding the Effective Time, to merge Purchaser into the Company. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide, as the case may be, that the Company shall be the Surviving Corporation.

SECTION 1.03 Section 2.04 of the Agreement is hereby amended and restated as follows:

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                           SECTION 2.04 Articles of Incorporation; Bylaws. (a)
                           Unless otherwise determined by Parent prior to the Effective Time, and subject to the requirements of
                           Section 6.07, at the Effective Time the Articles of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

                           (b) The Bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

SECTION 1.04 Section 2.06 of the Agreement is hereby amended and restated as follows:

                           SECTION 2.06 Conversion of Securities At the
                           Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the Shares:

                           (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.06(b)) shall be canceled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash (the "Merger Consideration"), payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.08, of the certificate that formerly evidenced such Share;

                           (b) Each Share owned by Purchaser, Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                           (c) Each share of common stock, par value U.S. $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value U.S. $0.01 per share, of the Surviving Corporation.


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         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this
Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   UNITED DOMINION INDUSTRIES LIMITED


                                   By:      /s/ Glenn A. Eisenberg
                                            ----------------------
                                   Name:    Glenn A. Eisenberg
                                   Title:   Senior Vice President and Chief
                                            Financial Officer


                                   By:      /s/ Richard L. Magee
                                            --------------------
                                   Name:    Richard L. Magee
                                   Title:   Vice President


                                   UD NEVADA CORP.


                                   By:      /s/ Glenn A. Eisenberg
                                            ----------------------
                                   Name:    Glenn A. Eisenberg
                                   Title:   Vice President


                                   By:      /s/ Richard L. Magee
                                            --------------------
                                   Name:    Richard L. Magee
                                   Title:   Vice President


                                   CORE INDUSTRIES INC


                                   By:      /s/ David R. Zimmer
                                            -------------------
                                   Name:    David R. Zimmer
                                   Title:   President




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